BURR-BROWN CORPORATION
EMPLOYEE RETIREMENT PLAN

PLAN AMENDMENT

The  Burr-Brown Corporation Employee Retirement Plan,
as restated in its entirety effective January 1, 1988
(th  "Plan"),  is  hereby amended,  effective  as  of
January 1, 1995, as set forth below.  All capitalized
terms   in   this   Plan  Amendment   shall,   unless
specifically   defined  herein,  have  the   meanings
assigned to such terms in the Plan.

1. The following interest rate and mortality shall be
used   to   calculate  the  Present  Value  of   each
Participant's   Accrued  Benefit  for   purposes   of
determining whether such Present Value exceeds  Three
Thousand   Five   Hundred  Dollars  ($3,500.00)   and
calculating   the  amount  payable  upon   lump   sum
distribution with respect to an Accrued Benefit under the Plan:

Interest Rate: the annual yield for thirty (30)- year
Treasury constant maturities, as reported in  Federal
Reserve Statistical Release G.13 and H.15, for the calendar month preceding the first day of the Plan
Year in which the Present Value is to be determined or in which the lump sum distribution is to be made.

Mortality  Table:  the 1983 Group  Annuity  Martality
Table for Males.

In no event, however, shall Present Value of any Participant's Accrued Benefit calculated on the basis of such interest and mortality table be less than the minimum present value required under Section 417(e) of the Internal Revenue Code, as amended by the Retirement Protection Act of 1994 (RPA).

2.  This  Plan Amendment shall be in effect  for  all
lump  sum  distributions made under the  Plan  on  or
after January 1, 1995.  Pursuant to the provisions of
Section 767 of the Retirement Protection Act of 1994,
the Present Value method of calculation prescribed by
this Plan Amendment shall not be deemed to constitute
a reduction in the Accrued Benefit of any Participant
which   would  otherwise  be  prohibited  by  Section
411(d)(6) of the Internal Revenue Code. Accordingly, the Present Value of each Participant's Accrued
Benefit as determined under the Plan immediately prior to the effective date of this Plan Amendment shall not be preserved.

3. Except as modified in this Plan Amendment, all terms and conditions of the Plan shall continue in effect.

IN WITNESS WHEREOF, Burr-Brown Corporation has caised this instrument to be executed on its behalf by its duly authorized officer on this 23rd day of December, 1994.

BURR-BROWN CORPORATION
By: JOHN L. CARTER
John L. Carter
Executive Vice President & CFO